Exhibit 10(b)

EXHIBIT A

AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK
OPTION PLAN OF AMERICAN FREIGHTWAYS CORPORATION

     THIS AMENDMENT, made by the Board of Directors of American Freightways Corporation (the "Company") is effective as of the date indicated below.

W-I-T-N-E-S-S-E-T-H:

     WHEREAS, the Company sponsors the Amended and Restated 1993 Stock Option Plan of American Freightways Corporation (the "Plan"); and

     WHEREAS, Article XIX of the Plan authorizes the Board of Directors of the Company to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Plan's participants and beneficiaries and the Company's shareholders to amend Article XIV of the Plan to allow the Committee the right to cancel or rescind options and stock appreciation rights, and take certain other action as it deems necessary upon the occurrence of certain acts by a participant.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.      Effective January 19, 2000, Article XIV of the Plan is deleted and replaced in its entirety with the following:

     XIV. RIGHT TO TERMINATE EMPLOYMENT/FORFEITURE FORCERTAIN PROHIBITED ACTIVITIES

The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option or Right; it shall not impose any obligation on the part of any holder of an Option or Right to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

Engaging in Competition with Company. In the event a Participant terminates his or her employment with the Company for any reason whatsoever, and within six (6) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may (1) cancel, rescind or otherwise limit or restrict any unexpired, unpaid or unexercised Option or Right granted hereunder, and (2) in the case of any exercise, payment or delivery pursuant to an Option or Right hereunder occurring at any time after the date which is six months prior to the date of such Participant's termination of employment with the Company, or such other period as the Committee may determine, rescind such exercise, payment or delivery and require that the Participant pay to the Company an amount equal to the gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

Forfeiture of Option Gain and Unexercised Options and Rights for Engaging in Certain Activities. If at any time during the period of a Participant's employment with the Company and for six (6) months thereafter, such Participant engages in any activity contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct resulting in the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company, (ii) violation of Company policies, including, without limitation, the Company's insider trading policy, (iii) assisting or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, (iv) disclosing or misusing any confidential information or material concerning the Company, or (v) participating in a hostile takeover attempt, then the Committee, in its sole discretion, may (1) cancel, rescind or otherwise limit or restrict any unexpired, unpaid or unexercised Option or Right granted hereunder, and (2) in the case of any exercise, payment or delivery pursuant to an Option or Right hereunder occurring at any time within three years before or after the prohibited activity described herein, or such other period as the Committee may determine, rescind such exercise, payment or delivery and require that the Participant pay to the Company an amount equal to the gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.